UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2009

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, the Compensation Committee (“Committee”) of the Board of Directors of Clark Holdings Inc. (“Company”) approved a compensation arrangement for Gregory E. Burns the Company’s President and Chief Executive Officer.

Pursuant to the arrangement, Mr. Burns will receive a base salary at the rate of $180,000 per year (effective as of February 1, 2009) and will be eligible to receive an annual equity incentive bonus of up to 100% of his annual base salary, based upon the achievement of benchmarks focused on increasing stockholder value, as determined in advance by the Committee.  As part of the compensation arrangement, Mr. Burns was granted, under the Company’s 2007 Long-Term Incentive Plan, a ten-year option to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $0.69 per share (the closing price of the Company’s common stock on the NYSE Alternext US LLC on February 9, 2009, the date of the grant), vesting in three equal installments on the first three anniversaries of the date of grant.  Mr. Burns will not participate in the health and retirement plans available to the Company’s other officers and employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
President and Chief Executive Officer